HUDSON PACIFIC PROPERTIES, INC. AND HUDSON PACIFIC PROPERTIES, L.P.
2010 INCENTIVE AWARD PLAN

2017 OUTPERFORMANCE PROGRAM
OPP UNIT AGREEMENT

In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Partnership”), hereby issues to [_____] (the “Participant”), as of [_____], 2017, the Profits Interest Units (as defined in the Plan), which includes Performance Units (as defined in the Partnership Agreement) provided for herein (the “Award”) under the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (as amended from time to time, the “Plan”). This Award, together with all other Awards granted by either the Partnership or Hudson Pacific Properties, Inc. (the “Company”) pursuant to this 2017 Outperformance Program OPP Unit Agreement or the 2017 Outperformance Award Agreement, shall constitute the 2017 Outperformance Program (the “2017 OPP”) under the Plan.
ARTICLE I.
DEFINITIONS
The capitalized terms below shall have the following meanings for purposes of this Agreement. Capitalized terms that are used but not defined herein shall have the meanings provided in the Plan.

1.1	“2017 OPP” shall have the meaning set forth in the preamble.

1.2
“Absolute TSR Component” means, as of any given date, an amount equal to the product of (i) three percent (3%), times (ii) the difference obtained by subtracting (A) the Aggregate Market Capitalization as of such date, minus (B) the Aggregate Absolute TSR Threshold as of such date, provided, however, that in no event shall the Absolute TSR Component exceed twenty million dollars ($20,000,000) under any circumstances. If the calculation of the Absolute TSR Component results in a negative number for any given date, then the Absolute TSR Component as of such date shall equal zero for purposes of such calculation.

1.3
“Aggregate Absolute TSR Threshold” means, as of any given date, the sum of the Per Share Absolute TSR Threshold determined for all Shares that are or were outstanding during the Performance Period through such date.

1.4
“Aggregate Baseline Capitalization Value” means, as of any given date, the sum of the Per Share Baseline Capitalization Value determined for all Shares that are or were outstanding during the Performance Period through such date.

1.5
“Aggregate Market Capitalization” means, as of any given date, an amount equal to the sum of (i) the aggregate Per Share Market Capitalization determined for all Shares that are or were outstanding during the Performance Period through such date, plus (ii) the sum of all dividends (including special dividends) declared by the Company with respect to the Common Stock during the period beginning on (and including) the Grant Start Date and ending on (and including) such date.

1.6	“Agreement” means this 2017 Outperformance Award Agreement.

1.7	“Award” shall have the meaning set forth in the preamble.

1.8	“Award Value” shall have the meaning set forth in Section 2.1(b) hereof.

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1.9	“Bonus Pool” means a dollar-denominated bonus pool determined in accordance with this Agreement.

1.10	“Bonus Pool Interest” shall have the meaning set forth in Section 2.1(b) hereof.

1.11
“Cause” shall have the meaning provided in an applicable employment or other service agreement between the Company (or an Affiliate) and the Participant or, if no such agreement exists or such agreement does not contain a “cause” definition, then Cause shall mean the occurrence of any one or more of the following events:

(a)	The Participant’s willful and continued failure to substantially perform the Participant’s duties with the Company (other than any such failure resulting from Disability);

(b)	The Participant’s commission of an act of fraud or dishonesty resulting in reputational, economic or financial injury to the Company or an Affiliate;

(c)	The Participant’s commission of, or entry by the Participant of a guilty or no contest plea to, a felony or a crime involving moral turpitude;

(d)
A breach by the Participant of the Participant’s fiduciary duty to the Company or any Affiliate which results in reputational, economic or other injury to the Company or any Affiliate; or the Participant’s willful and material breach of the Participant’s obligations under a written agreement between the Company (or an Affiliate) and the Participant.

1.12	“Change in Control” means the occurrence of any of the following events:
(a)    A transaction or series of transactions (other than an offering of shares of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, the Services Company, the Partnership or any Subsidiary, an employee benefit plan maintained by any of the foregoing entities or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)    During any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.12(a) or Section 1.12(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof (the transactions contemplated by this Section 1.12(b), a “Non-Transactional Change in Control”); or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or

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substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(i)
Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)
After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.12(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Section 409A, no transaction shall constitute a Change in Control unless such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.13	“Company” shall have the meaning set forth in the preamble.

1.14
“Determination Date” means the date on which the Performance Period ends (whether on December 31, 2019 or earlier upon a Change in Control) and by reference to which the Final Bonus Pool is determined.

1.15
“Determination Date Per Share Value” means the Common Stock’s highest ten (10) trading-day average market closing price over the one hundred twenty (120)-day period ending on (and including) the Determination Date.

1.16	“Disability” means that the Participant has become “disabled” within the meaning of Section 409A.

1.17
“Eligible OPP Units” means a number of OPP Units determined by dividing the Participant’s Award Value by the Determination Date Per Share Value; provided, however, that (i) in no event shall such number of OPP Units exceed the total number of OPP Units issued to the Participant hereunder, and (ii) if the Determination Date occurs upon the consummation of a Change in Control (other than a Non-Transactional Change in Control), then the Transaction Price shall be used in lieu of the Determination Date Per Share Value for purposes of calculating the number of Eligible OPP Units.

1.18
“Final Bonus Pool” means, as of any given date, a Bonus Pool equal to the sum of (i) the Absolute TSR Component as of such date, plus (ii) the Relative TSR Component as of such date (the latter of which, for the avoidance of doubt, may be a negative number), provided, however, that in no event shall the Final Bonus Pool (i) be greater than twenty million dollars ($20,000,000) or (ii) be less than zero. If, as of the Determination Date, the Company attains TSR (x) that is equal to

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the Target Aggregate Absolute TSR and (y) that yields a Relative TSR Percentage equal to the Index Return Percentage, the target Final Bonus Pool will equal $4,521,790.

1.19
“Good Reason” shall have the meaning provided in an applicable employment or other service agreement between the Company (or an Affiliate) and the Participant or, if no such agreement exists or such agreement does not contain a “good reason” definition, then Good Reason shall mean the occurrence of any one or more of the following events without the Participant’s prior written consent, subject to the cure provisions described below:

(a)
The assignment to the Participant of any duties that constitute a material diminution in the Participant’s authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Participant;

(b)	A material reduction of the Participant’s base salary as in effect on the date hereof or as the same may be increased from time to time;

(c)
A material change in the geographic location of the Participant’s principal work location which shall, in any event, include only a relocation of the Participant’s principal work location by more than thirty (30) miles from its existing location.

Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (1) the Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason within sixty (60) days after the date of the occurrence of any event that the Participant knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (3) the effective date of the Participant’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the cure period.

1.20	“Grant Start Date” shall mean January 1, 2017.

1.21
“Index Return Percentage” means, as of any given date, the total shareholder return for the SNL US Equity REIT Index (or any successor or replacement index thereto or therefor or, in the event there is no successor or replacement index, the MSCI US REIT Index) from the Grant Start Date through such given date, expressed as a percentage and calculated in a manner consistent with TSR calculations under this Agreement.

1.22	“Initial Per Share Value” means the Common Stock’s five (5) trading-day trailing average market closing price over the period ending on (and including) December 31, 2016.

1.23	“Non-Transactional Change in Control” shall have the meaning set forth in Section 1.12(b) hereof.

1.24	“OPP Units” shall have the meaning set forth in Section 2.1(a) hereof.

1.25	“Participant” shall have the meaning set forth in the preamble.

1.26	“Partnership Agreement” shall have the meaning set forth in Section 2.1(a) hereof.

1.27
“Per Share Absolute TSR Threshold” means, as of any given date, with respect to each Share that is or was outstanding during the Performance Period, an amount equal to the product obtained by multiplying (i) the Per Share Baseline Capitalization Value for such Share, times (ii) a

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percentage equal to the sum of (A) 100 plus (B) the product of 27 times (X / 1,095), where “X” equals the number of days in the Performance Period (including the date of measurement) during which such Share has been (or was, as applicable), outstanding.

1.28
“Per Share Baseline Capitalization Value” means, (i) with respect to each Share that is issued and outstanding as of the Grant Start Date, the Initial Per Share Value, or (ii) with respect to each Share that is first issued or sold and becomes outstanding during the Performance Period (if any), the Fair Market Value of the Common Stock on the date on which such Share is issued or sold and becomes outstanding.

1.29
“Per Share Market Capitalization” means, as of any given date: (i) with respect to each Share outstanding on such date, the Common Stock’s highest ten (10) trading-day average market closing price over the one hundred twenty (120)-day period ending on (and including) such date, or (ii) with respect to each Share that was repurchased or redeemed by the Company and which ceased to be outstanding during the Performance Period (and prior to such date), the price per Share at which such Share was repurchased or redeemed by the Company, provided, however, that notwithstanding the foregoing, for purposes of determining Per Share Market Capitalization when calculating the Final Bonus Pool (and all components thereof) in connection with a Change in Control (other than a Non-Transactional Change in Control), the Transaction Price shall be used for the Shares described in clause (i) above which are outstanding on such date in lieu of the Common Stock’s highest ten (10) trading-day average market closing price over the one hundred twenty (120)-day period ending on (and including) the date of the consummation of such Change in Control.

1.30	“Performance Period” means the period beginning on January 1, 2017 and ending on December 31, 2019, unless terminated earlier in connection with a Change in Control, as provided herein.

1.31	“Performance Period Dividend Equivalent” shall have the meaning set forth in Section 2.4 hereof.

1.32	“Plan” shall have the meaning set forth in the preamble.

1.33	“Pro Rata Eligible OPP Units” shall have the meaning set forth in Section 2.3(b)(i) hereof.

1.34
“Pro Rata Vesting Ratio” means a fraction, (i) the numerator of which equals the number of days elapsed in the Performance Period through the date of a Participant’s termination of Employee status by the Company without Cause or by the Participant for Good Reason, and (ii) the denominator of which equals the total number of days in the Performance Period through the Determination Date.

1.35	“Qualifying Termination” means a termination of the Participant’s Employee status by the Company without Cause, by the Participant for Good Reason or due to the Participant’s death or Disability.

1.36
“Relative TSR Component” means, as of any given date, a dollar amount equal to the product obtained by multiplying (i) a percentage equal to the difference obtained by subtracting (A) the Relative TSR Percentage as of such date minus (B) the Index Return Percentage as of such date, times (ii) the Aggregate Market Capitalization as of such date, times (iii) three percent (3%), provided, however, that in no event shall the Relative TSR Component exceed twenty million dollars ($20,000,000) under any circumstances; and provided, further, that if, as of such date, the difference obtained by subtracting the Index Return Percentage minus the Relative TSR Percentage equals an amount, expressed as a percentage, that is greater than the product obtained by multiplying (a) nine percent (9%) times (b) (X / 1,095) where “X” equals the number of days elapsed in the Performance Period as of such date, the Relative TSR Component shall instead

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equal the Relative TSR Underperformance Component as of such date. In addition, notwithstanding the foregoing, if, on the date with respect to which the Relative TSR Component is being measured, the Relative TSR Component does not equal the Relative TSR Underperformance Component, but the Aggregate Market Capitalization as of such date exceeds the Aggregate Baseline Capitalization Value on such date by less than the percentage obtained by multiplying (A) twenty-one percent (21%) times (B) (X / 1,095) where “X” equals the number of days elapsed in the Performance Period as of such date, then the Relative TSR Component determined in accordance with the immediately preceding sentence shall be reduced for purposes of such measurement by multiplying the Relative TSR Component determined in accordance with the preceding sentence by a fraction, (I) the numerator of which equals the product of 100 times the difference obtained by subtracting (A) the ratio of the Aggregate Market Capitalization as of such date to the Aggregate Baseline Capitalization Value on such date, minus (B) one (1), and (II) the denominator of which equals the product of (A) twenty-one (21) times (B) (X / 1,095) where “X” equals the number of days elapsed in the Performance Period as of such date, provided, however, that if the Aggregate Market Capitalization is equal to or less than the Aggregate Baseline Capitalization Value on the given date, then the Relative TSR Component for such date shall equal the lesser of the Relative TSR Underperformance Component as of such date or zero.

1.37
“Relative TSR Percentage” means, as of any given date, the result, expressed as a percentage, determined by subtracting (i) the quotient obtained by dividing (A) the Aggregate Market Capitalization as of such date, by (B) the Aggregate Baseline Capitalization Value as of such date, minus (ii) one (1), provided, however, that if the Aggregate Baseline Capitalization Value equals or exceeds the Aggregate Market Capitalization on such date, the Relative TSR Percentage as of such date shall equal the lesser of the Relative TSR Underperformance Component as of such date or zero.

1.38
“Relative TSR Underperformance Component” means, as of any given date, a negative dollar amount equal to the product obtained by multiplying (A) three percent (3%), times (B) the amount, expressed as a percentage, by which (I) (a) the Index Return Percentage as of such date, minus (b) the Relative TSR Percentage as of such date, exceeds (II) the product obtained by multiplying (a) nine percent (9%) times (b) (X / 1,095) where “X” equals the number of days elapsed in the Performance Period as of such date, times (C) the Aggregate Market Capitalization as of such date.

1.39	“Restrictions” means the exposure to forfeiture set forth in Sections 2.3(a) and 2.3(b) hereof and the restrictions on sale or other transfer set forth in Section 3.1(b) hereof.

1.40	“Section 409A” means Code Section 409A and the Treasury Regulations and other official guidance promulgated thereunder.

1.41	“Share” means any share of Common Stock or Partnership common unit.

1.42	“Successor Entity” shall have the meaning set forth in Section 1.12(c)(i) hereof.

1.43
“Target Aggregate Absolute TSR” means, as of the Determination Date, the Aggregate Market Capitalization as of such date exceeds the Aggregate Baseline Capitalization Value on such date by at least the percentage obtained by multiplying (i) thirty percent (30%) times (ii) (X / 1,095), where “X” equals the number of days elapsed in the Performance Period as of such date.

1.44	“Transaction Price” means the final, publicly announced, price per share of Common Stock paid by an acquirer in connection with a Change in Control (other than a Non-Transactional Change

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in Control), provided, however, that the Administrator may, in its sole discretion, discount the value of any earn-out, escrow or other deferred or contingent consideration (in each case, to zero) as it deems appropriate.

1.45	“Transfer” shall have the meaning set forth in Section 3.1(b) hereof.

1.46	“Transfer Restrictions” shall have the meaning set forth in Section 3.1(b) hereof.

1.47	“TSR” means the Company’s total shareholder return, as determined in accordance with the Absolute TSR Component and Relative TSR Component metrics described herein.

1.48	“Unvested Unit” means any OPP Unit that has not become fully vested pursuant to Section 2.2 hereof and remains subject to the Restrictions.
ARTICLE II.
TERMS OF AWARD
This Award represents the rights to: (i) vest in a number of OPP Units representing a portion of a Bonus Pool determined by reference to the Company’s absolute TSR performance and relative TSR performance over the Performance Period, and (ii) receive a cash payment equal to the dividends declared by the Company during the Performance Period with respect to a number of OPP Units that become eligible to vest in accordance with this Agreement, as determined by reference to the Award Value, in each case, subject to the performance, vesting, payment, forfeiture and other terms and conditions set forth in this Agreement.
2.1    Issuance of OPP Units; Award Value.
(a)    Issuance of Award. The Partnership hereby issues to the Participant [___] Performance Units (the “OPP Units”), in each case subject to the vesting and other terms and conditions of this Agreement, which OPP Units will vest and thereby constitute payment of any portion of the Bonus Pool Interest (as defined below) that becomes payable hereunder, if any, as set forth herein. This Award is issued pursuant to the Plan and in consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership. If not already a Partner, the Partnership hereby admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Fourth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P., as amended from time to time (the “Partnership Agreement”). The Partnership and the Participant acknowledge and agree that the OPP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Participant becoming a Partner. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) OPP Units and/or other equity interests in accordance with the terms of the Partnership Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.
(b)    Bonus Pool Interest. Participant’s interest in the Final Bonus Pool shall equal [__] percent ([__]%) (the “Bonus Pool Interest”), which Bonus Pool Interest shall, to the extent earned and payable in accordance herewith (if at all), be paid through the vesting of all or a portion of the OPP Units,

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subject to the terms and conditions set forth in this Agreement. To the extent that a Final Bonus Pool is created based on the Company’s TSR performance during the Performance Period in accordance herewith, a number of OPP Units will be eligible to vest with a value up to an amount equal to the value determined by multiplying the Participant’s Bonus Pool Interest (as may be reduced in accordance with Section 2.1(c) hereof) by the dollar value of the Final Bonus Pool (the “Award Value”).
(c)    Excess Grants of Bonus Pool Interests. To the extent (if any) that the sum of all Bonus Pool Interests granted under the 2017 OPP exceeds one hundred percent (100%) on the Determination Date, then all Bonus Pool Interests that vest and are outstanding under the 2017 OPP on the Determination Date (including any such Bonus Pool Interests granted in excess of one hundred percent (100%)) shall be reduced pro rata on the Determination Date such that the sum of all vested Bonus Pool Interests outstanding under 2017 OPP Awards on the Determination Date shall equal one hundred percent (100%) (and any Bonus Pool Interests that are forfeited on or prior to the Determination Date will be disregarded for purposes of this allocation). If the sum of all Bonus Pool Interests is less than one hundred percent (100%) on the Determination Date, no Bonus Pool Interest (including the Participant’s Bonus Pool Interest) shall be increased as a result thereof.
2.2    Timing of Final Bonus Pool Determination. The Administrator shall determine the Final Bonus Pool, calculated as of the last day of the Performance Period: (i) if the Performance Period ends on December 31, 2019 or upon a Non-Transactional Change in Control occurring prior to December 31, 2019, within thirty (30) days following the Determination Date, or (ii) if the Performance Period ends upon a Change in Control occurring prior to December 31, 2019 (other than a Non-Transactional Change in Control), on or prior to the Change in Control.
2.3    Vesting of Award. Notwithstanding any accelerated vesting provisions contained in any other agreement between the Company and/or the Partnership, on the one hand, and the Participant on the other [(other than that certain 2016 Outperformance Award Agreement dated [_____] between the Company and the Participant, that certain 2015 Outperformance Award Agreement dated [_____] between the Company and the Participant and/or any Restricted Stock Unit Award Agreement(s) evidencing Restricted Stock Units granted pursuant to any Company Outperformance Program)], including without limitation that certain Employment Agreement dated [January 1, 2016] between the Company, the Partnership and the Participant, which accelerated vesting provisions are hereby expressly superseded and replaced with respect to this Award, the following provisions, as applicable, shall govern the vesting of the Award.
(a)    Three-Year Performance Period, No Qualifying Termination. Except as otherwise provided in Sections 2.3(b) through 2.3(c) hereof, if the Determination Date occurs on December 31, 2019 (and no Change in Control is consummated prior to such date), subject to the Participant’s continued service as an Employee through such Determination Date, then 100% of the Eligible OPP Units will vest, and the Restrictions thereon shall lapse, on the Determination Date.
(b)    Qualifying Termination. Subject to Section 2.1(c) hereof, if the Participant’s service as an Employee is terminated during the Performance Period:
(i)    By the Company without Cause or by the Participant for Good Reason, then the OPP Units granted hereby shall remain outstanding and eligible to vest in accordance with Section 2.3(a) or 2.3(c) hereof upon the completion of the Performance Period. In such event, following the completion of the Performance Period, the Restrictions shall lapse with respect to a number of OPP Units equal to the product of (A) the number of Eligible OPP Units and (B) the Pro Rata Vesting Ratio (the “Pro Rata Eligible OPP Units”), and such OPP Units shall thereupon become fully vested on the Determination Date; or

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(ii)    Due to the Participant’s death or Disability, then the OPP Units granted hereby shall remain outstanding and eligible to vest in accordance with Section 2.3(a) or 2.3(c) hereof upon the completion of the Performance Period. In such event, following the completion of the Performance Period, the Restrictions shall lapse with respect to a number of OPP Units equal to the Eligible OPP Units, and such OPP Units shall thereupon become fully vested on the Determination Date.
(c)    Change in Control That Ends Performance Period. If the Performance Period ends prior to December 31, 2019 upon a Change in Control, then (i) if the Participant remains in service as an Employee through such Change in Control, the Participant shall vest in full in the Eligible OPP Units, and (ii) if the Participant experienced a Qualifying Termination prior to such Change in Control, the Participant shall vest in a number of Eligible OPP Units determined in accordance with Section 2.3(b) hereof, and the Restrictions thereon shall lapse.
2.4    Performance Period Dividend Equivalent Payment. In addition to any OPP Units that vest in accordance with Section 2.3 hereof, the Participant shall be entitled to a cash payment, payable as soon as practicable after the Determination Date, but in no event later than the fifteenth (15th) day of the third (3rd) month following the Determination Date, in an amount equal to the excess of (a) the aggregate dividends declared by the Company during the Performance Period (including both ordinary and extraordinary dividends) in respect of a number of shares of Common Stock equal to the number of Eligible OPP Units (or, solely for purposes of Section 2.3(b)(i) hereof, the number of Pro Rata Eligible OPP Units) (the “Performance Period Dividend Equivalent”), over (b) the amount of any distributions made by the Partnership pursuant to Section 19.4.A of the Partnership Agreement to the Participant during the Performance Period in respect of the OPP Units (including distributions in respect of any OPP Units forfeited pursuant to Section 2.5 hereof). The Performance Period Dividend Equivalent, if any, shall be paid without regard to whether the Participant remains in service as an Employee through the Determination Date. The Participant shall not be entitled to any payment under this Section 2.4 if either (x) the Participant’s Award Value is zero on the Determination Date, or (y) the amount of distributions made by the Partnership as described in Section 2.4(b) is greater than the aggregate dividends declared as described in Section 2.4(a). Any Performance Period Dividend Equivalents granted in connection with this Award, and any amounts that may become distributable in respect thereof, shall be treated separately from the OPP Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.
2.5    Forfeiture. Upon the earliest to occur of (i) the Participant’s termination of service as an Employee prior to the Determination Date for any reason other than a Qualifying Termination, or (ii) the Administrator’s determination that the Final Bonus Pool equals zero, the Participant shall forfeit all rights and interests under this Agreement and the 2017 OPP without further action on the part of the Company, the Partnership or the Participant and without payment of consideration therefor, which forfeiture shall include, without limitation, any rights or interest in any Award Value, the OPP Units and/or any Performance Period Dividend Equivalent. In addition, any OPP Units granted hereby that do not become Eligible OPP Units automatically shall be forfeited upon the determination of the number of Eligible OPP Units by the Administrator (including, in connection with a Change in Control, immediately prior to such Change in Control), and the Participant shall have no rights or interest to such OPP Units and/or any Performance Period Dividend Equivalent with respect to such forfeited OPP Units.
ARTICLE III.
OPP UNITS AND PARTNERSHIP AGREEMENT

3.1    OPP Units Subject to Partnership Agreement; Transfer Restrictions.

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(a)    The Award and the OPP Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, Performance Units) set forth in Articles 11 and 19 of the Partnership Agreement. Any permitted transferee of the Award or OPP Units shall take such Award or OPP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or OPP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.
(b)    Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any Unvested Units or any portion of the Award attributable to such Unvested Units (or any securities into which such Unvested Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of Unvested Units or of the Award to the Partnership or the Company.
(c)    Notwithstanding anything to the contrary contained herein, the Participant shall not, without the consent of the Administrator (which shall not be unreasonably withheld), Transfer any vested OPP Units or convert the OPP Units into Partnership common units prior to the second anniversary of the Determination Date (the “Post-Vesting Transfer Restrictions”); provided, however, that the Post-Vesting Transfer Restrictions shall not apply to (i) any Transfer of OPP Units to the Partnership or the Company, (ii) any Transfer in satisfaction of any withholding obligations with respect to the Award, (iii) any Transfer following the Participant’s Termination of Service, including without limitation by will or pursuant to the laws of descent and distribution or (iv) any Transfer upon the occurrence of, and in connection with, a Change in Control with respect to the OPP Units.
3.2    Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:
a.Investment. The Participant is holding the Award and the OPP Units for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award and the OPP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
b.Relation to the Partnership. The Participant is presently an executive officer and employee of, or consultant to, the Partnership or a Subsidiary, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.
c.Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.
d.Registration. The Participant understands that the OPP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the OPP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption

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from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the OPP Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.
e.Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.
f.Tax Advice. The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the OPP Units for federal income tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. Participant hereby further recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of OPP Units. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the OPP Units.
3.3    Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after its receipt of the OPP Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of its receipt of the OPP Units.
3.4    Redemption Rights. Notwithstanding the contrary terms in the Partnership Agreement, Partnership Units which are acquired upon the conversion of the OPP Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 15.1 of the Partnership Agreement within two years of the date of the issuance of such OPP Units.
3.5    Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the OPP Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit A. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s or the Partnership’s, to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company or the Partnership, or any representative of the Company or the Partnership, make such filing on the Participant’s

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behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
3.6    Ownership Information. The Participant hereby covenants that so long as the Participant holds any OPP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the OPP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.
3.7    Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Units and the portion of the Award attributable to the Unvested Units, and/or to effectuate the transfer or surrender of such Unvested Units and portion of the Award to the Partnership.
3.8    Taxes. The Partnership and the Participant intend that (i) the OPP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the OPP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement. The Company, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the OPP Units.
3.9    Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the OPP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law
3.10    Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:
“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Hudson Pacific Properties, L.P. (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

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“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan and (iii) the Fourth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P., in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

3.11    Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the OPP Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and for a period of up to ninety (90) days beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).
ARTICLE IV.
MISCELLANEOUS
4.1    Section 409A.
(a)    To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 4.1 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action, and none of the Company, the Partnership or any Subsidiary shall have any obligation to indemnify any person for any taxes imposed under or by operation of Section 409A of the Code.
(b)    Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement issued in accordance herewith during the six (6)-month period following the Participant’s “separation from service” to the extent that the Administrator determines that the Participant is a “specified employee” (each within the meaning of Section 409A) at the time of such separation from service and that paying such amounts at the time or times indicated

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in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six (6)-month period under this Agreement.
4.2    Not a Contract of Employment. Nothing in this Agreement, the 2017 OPP or the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company, the Partnership or any of their Affiliates or shall interfere with or restrict in any way the rights of the Company, the Partnership or their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided to the contrary in a written agreement between the Company, the Partnership or an Affiliate, on the one hand, and the Participant on the other.
4.3    Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
4.4    Incorporation of Terms of Plan; Authority of Administrator. The 2017 OPP and this Agreement are subject to the terms and conditions of the Plan, which are incorporated herein by reference, including without limitation Section 13.2 of the Plan. In the event of any inconsistency between the Plan and this Agreement and/or the 2017 OPP generally, the terms of the Plan shall control. In accordance with the Plan (and not in limitation of any other provision), the Administrator shall make all determinations under this Agreement in its sole and absolute discretion and all interested parties shall be bound by such determinations.
4.5    Decimals; Fractional Units. Except as expressly provided herein with respect to rounding, to the extent that any calculations hereunder result in decimals, all such decimals shall be carried out and rounded to the nearest one hundred thousandth (.00001). For purposes of this Agreement, any fractional OPP Units that vest or become entitled to distributions pursuant to the Partnership Agreement shall be rounded as determined by the Company or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of OPP Units that vest or become entitled to such distributions to exceed the total number of OPP Units set forth in Section 2.1 of this Agreement.
4.6    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and the 2017 OPP shall be administered, and the Award of OPP Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the 2017 OPP, this Award and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
4.7    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, however, that, except as may otherwise

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be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.
4.8    Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company and the Partnership at their principal executive office(s).
4.9    Successors and Assigns. The Company and the Partnership may assign any of its respective rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
4.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.11    Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company, the Partnership and the Participant with respect to the subject matter hereof. Without limiting the generality of the foregoing, the parties acknowledge and agree that this Agreement embodies their final intent and understanding with respect to the implementation of the 2017 OPP and the grant of the Award, and supersedes all previous descriptions, discussions, agreements or other materials relating to the 2017 OPP.
4.12    Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case, as may be amended from time to time.
4.13    Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 3.2 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

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By his or her signature and the Partnership’s and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the 2017 OPP and this Agreement. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan and/or this Agreement. In addition, by signing below, the Participant acknowledges that the Administrator, in its sole discretion, may satisfy any withholding obligations arising under this Agreement (if any) by any method permitted under the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to hereto as Exhibit B.

HUDSON PACIFIC PROPERTIES, INC.:		PARTICIPANT:
By:		By:
Print Name:		Print Name:
Title:
Address:		Address:

HUDSON PACIFIC PROPERTIES, L.P.:
By:	Hudson Pacific Properties, Inc.
Its:	General Partner

By:
Print Name:
Title:

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the OPP Units of Hudson Pacific Properties, L.P. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. PLEASE ALSO NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.	Complete the Section 83(b) election form (sample form follows) and make three copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.	Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.
Send the cover letter with the originally executed Section 83(b) election form and one copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

•
It is advisable that you have the package date-stamped at the post office. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One copy must be sent to Hudson Pacific Properties, L.P. for its records.

5.	Keep one copy for your files and, if required by applicable law, attach to your federal income tax return for the applicable calendar year.

6.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

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ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE TO INCLUDE IN GROSS INCOME THE EXCESS OVER THE PURCHASE PRICE, IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED IN CONNECTION WITH SERVICES
The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
1.    The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year in which this election is being made, are:
TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER:
ADDRESS:
TAXABLE YEAR:
The name, address and taxpayer identification (social security) number of the undersigned’s spouse are (complete if applicable):
SPOUSE’S NAME:

SPOUSE’S SOCIAL SECURITY NUMBER:
ADDRESS:
2.    The property with respect to which the election is made consists of __________ OPP Units (the “Units”) of Hudson Pacific Properties, L.P. (the “Company”), representing an interest in the future profits, losses and distributions of the Company.
3.    The date on which the above property was transferred to the undersigned was __________.
4.    The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances or in the event that certain performance objectives are not satisfied. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Fourth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.

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5.    The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.
6.    The amount paid for the above property by the undersigned was $0.
7.    The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed, and, if required by applicable law, a copy will be filed with the income tax return of the undersigned to which this election relates. The undersigned is the person performing the services in connection with which the property was transferred.

Date: _________________	____________________________________ Name:
Date: _________________	____________________________________ Name of Spouse:

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VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service

______________________________________
[Address where taxpayer files returns]

Re: Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer: _______________________________
Taxpayer’s Social Security Number: ___________________________
Taxpayer’s Spouse: _________________________________________
Taxpayer’s Spouse’s Social Security Number: ____________________

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

___________________________________
<PARTC_NAME>

Enclosures
cc: Hudson Pacific Properties, L.P.

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EXHIBIT B
TO OUTPERFORMANCE PROGRAM OPP UNIT AGREEMENT

CONSENT OF SPOUSE
I, ____________________, spouse of _______________, have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of Hudson Pacific Properties, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Hudson Pacific Properties, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, _____	Signature of Spouse

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